Exhibit 10.2

AMENDMENT TO THE OFFICER SEVERANCE AGREEMENT

This Amendment to the SEVERANCE AGREEMENT of October 2, 2017 (“Amendment”) between HEXCEL CORPORATION, a Delaware corporation with its principal place of business in Stamford, Connecticut (the "Company"), and Patrick Winterlich (the "Officer"), is effective as of June 1, 2018.

WHEREAS, the Company and the Officer entered into an Officer Severance Agreement on October 2, 2017 (the “Agreement”); and

WHEREAS, under Section 7 of the Agreement, the Officer agreed, subject to specified exceptions, not to disclose trade secrets and confidential and proprietary information of the Company, its subsidiaries and affiliates (the “Non-Disclosure Provision”); and

WHEREAS, the Company and the Officer wish to clarify the scope of the Non-Disclosure Provision.

NOW, THEREFORE, in consideration of the mutual covenants of the Officer and the Company and of the Officer's continued employment with the Company, the parties agree as follows:

1.Amendment of Section 7 of the Agreement.  Section 7 of the Agreement is deleted in its entirety and replaced with the italicized language set forth below.

7.	Confidentiality.

(a) In addition to any obligation regarding Inventions, the Officer acknowledges that the trade secrets and confidential and proprietary information of the Company, its subsidiaries and affiliates, including without limitation:

(i) unpublished information concerning:

(A) research activities and plans,

(B) marketing or sales plans,

(C) pricing or pricing strategies,

(D) operational techniques, and

(E) strategic plans;

(ii) unpublished financial information, including information concerning revenues, profits and profit margins;

(iii) internal confidential manuals; and

(iv) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended; all constitute valuable, special and unique information of the Company, its subsidiaries and affiliates.  In recognition of this fact, the Officer agrees that the Officer will not disclose any such trade secrets or confidential or proprietary information (except (A) information which becomes publicly available without violation of this Agreement, (B) information of which the Officer, prior to disclosure by the Officer, did not know and should not have known was disclosed to the Officer by a third party in violation of any other person's confidentiality or fiduciary obligation, (C) disclosure required in connection with any legal process

(provided the Officer promptly gives the Company written notice of any legal process seeking to compel such disclosure and reasonably cooperates in the Company’s attempt to eliminate or limit the scope of such disclosure) and (D) disclosure while employed by the Company which the Officer reasonably and in good faith believes to be in or not opposed to the interests of the Company) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Officer make use of any such information for the benefit of any person, firm, corporation or other entity except on behalf of the Company, its subsidiaries and affiliates.

(b)(i) Nothing in this Agreement shall prohibit or restrict the Officer from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a government agency or entity or a self-regulatory authority, or from making other disclosures that are protected under the whistleblower provisions of any applicable law or regulation.  The Officer need not notify the Company that the Officer is engaging in the activities described in the preceding sentence.  However, if the Officer is required by law to disclose confidential information, other than to a government agency or entity or a self-regulatory authority, the Officer shall give prompt written notice to the General Counsel of the Company and shall otherwise comply with the requirements of subsection (a)(iv)(C) above. Notwithstanding the foregoing, under no circumstance will the Officer be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company or any of its subsidiaries without prior written consent of the Company’s General Counsel or other officer designated by the Board of Directors of the Company.

(ii) The Officer has been advised that the U.S. Defend Trade Secrets Act of 2016 provides criminal and civil immunity to U.S. federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain confidential circumstances that are set forth in 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

2.	Miscellaneous.

(a) Other than as set forth in this Amendment, all terms used in this Amendment shall have the meaning set forth in the Agreement.

(b) Other than as amended by this Amendment, all other terms in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Officer Severance Agreement as of the date and year first above written.

HEXCEL CORPORATION

By:/s/ Gail E. Lehman

Name:   Gail E. Lehman

Title:	Executive Vice President, General Counsel and Secretary

/s/ Patrick Winterlich

Patrick Winterlich ("Officer")